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                                                                  Exhibit 32(b)


                           ONCOR ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC
                                   Certificate Pursuant to Section 906
                                     of Sarbanes - Oxley Act of 2002
                                          CERTIFICATION OF PFO

         The undersigned, Scott Longhurst, Principal Financial Officer of Oncor Electric Delivery Transition Bond Company LLC (the "Company"), DOES HEREBY CERTIFY that:

   1. The Company's Annual Report on Form 10-K for the year ended December 31, 2003 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

   2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 25th day of March, 2004.



                                              /s/ Scott Longhurst
                                        --------------------------------------
                                        Name:    Scott Longhurst
                                        Title:   Principal Financial Officer










A signed original of this written statement required by Section 906 has been provided to Oncor Electric Delivery Transition Bond Company LLC and will be retained by Oncor Electric Delivery Transition Bond Company LLC and furnished to the Securities and Exchange Commission or its staff upon request.